UniPixel Preliminary Q4 2016 Revenue Increases 53% Sequentially Over Q3 2016

For Immediate Release

Contact:

Joe Diaz, Robert Blum, Joe Dorame

Lytham Partners, LLC

602-889-9700

unxl@lythampartners.com

Santa Clara, California – January 5, 2017 – UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touchscreen and flexible electronics markets, today announced preliminary revenue for its 2016 fourth quarter, ending December 31, 2016, of approximately $1.4 million, representing a sequential increase of 53% over the third quarter of 2016, ending September 30, 2016.

Of the $0.5 million increase, new product revenue was responsible for 84% of the increase and legacy products from 2015 comprised 16% of the increase.

Christine Russell, chief financial officer of UniPixel, said, “As the Company ramps production to fulfill 2016 design wins, we expect to see new product revenue increasingly dominate the upcoming quarters. In Q4 2016 the new designs were largely responsible for revenue increases, but revenue from legacy products was also up slightly over the prior quarter. We are seeing a revenue ramp that we expect will accelerate as we work our way through 2017. As we have discussed, the process of supplying customers with sensors in initial smaller volumes to use for short runs to tune their manufacturing process is later increased each month as they move towards volume production. This process can take six to nine months for the manufacturer to come to full volume production from the time they notify us that we have won the business.”

About UniPixel

UniPixel, Inc. (NASDAQ: UNXL) develops and markets Performance Engineered Films for the touchscreen and flexible electronics markets. The Company’s roll-to-roll electronics manufacturing process patterns fine line conductive elements on thin films. The company markets its technologies for touch panel sensor, cover glass replacement, and protective cover film applications under the XTouch™ and Diamond Guard™ brands. For further information, visit www.unipixel.com.

Forward-looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statement regarding UniPixel’s ramping of production and future revenues. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology. These statements are based on management’s current expectations. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. These risks, uncertainties, and other factors include, but are not limited to, the ability to recognize revenues, the ability to extend product offerings into new areas or products, the ability to compete in our currents markets, the ability to commercialize licensed technology, unexpected occurrences that deter the “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, our ability to attract and retain qualified personnel, our ability to raise additional capital, the ability to move product sales to production levels, the success of product sales in new markets or of recently produced product offerings, the ability to enforce our intellectual property rights and those set forth under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to UniPixel as of the date hereof, and UniPixel assumes no obligation to update any forward-looking statement.

Trademarks in this release are the property of their respective owners